EXHIBIT 10.6.1

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

E.DIGITAL CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

INCENTIVE STOCK OPTION AGREEMENT
_______________

Re: Grant of Stock Option

Dear Fred:

The board of directors (the “Board”) of e.Digital Corporation (the “Company”) has adopted the Company’s 2005 Equity-Based Compensation Plan (the “Plan”) for certain employees and service providers of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Incentive Stock Option Agreement (the “Option Agreement”) and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of _____________ (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ________ shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $______ per share, subject to the adjustments and limitations set forth herein and in the Plan. In no event shall the exercise price exceed the Fair Market Value of a share of Stock as of the Grant Date. The Option granted hereunder is intended to constitute an Option which is designed pursuant to section 422 of the Internal Revenue Code of 1986. You should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

2. Exercise.

(a) For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the __________ anniversary of the date of this Option Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which Option is Exercisable

Option Shares shall constitute Vested Shares once they are exercisable.

(b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c) Notwithstanding any other provision of this Agreement as of the business day immediately preceding a Change in Control you shall become entitled to exercise the Option with respect to all the Option Shares.

(d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary).

(e) Payment of the Exercise Price may be made, at your election, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a fair market value as of the date of exercise equal to the Exercise Price, or (iii) by net issue exercise, pursuant to which the Company will issue to you a number of Option Shares as to which the Option is exercised, less a number of shares with a fair market value as of the date of exercise, as determined in good faith by the Committee, equal to the Exercise Price.

The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3. Termination of Employment.

(a) . In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof on a full-time basis for any reason other than as a result of your death or “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one month after the date on which you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed and had not previously done so.

(b) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof on a full-time basis by reason of “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed by reason of such disability and had not previously done so.

(c) In the event that you shall die while employed by the Company or any Subsidiary or parent thereof (or within a period of one month after ceasing to be employed by the Company or any Subsidiary or parent thereof for any reason other than a “disability” (within the meaning of section 22(e)(3) of the Code) or within a period of one year after ceasing to be employed by the Company or any Subsidiary or parent thereof by reason of such “disability”), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

(d) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.

Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

4. Transferability. The Option may not be transferred by your (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with the exercise of an Option requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

6. Adjustments. The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c) Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.

(d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

7. Notice. All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement and the Plan. Until changed in accordance herewith, the Company and the optionee specify their respective addresses as set forth below:

Company:	e.Digital Corporation
13114 Evening Cr. Dr. S.
San Diego, CA 92128
Attention: Robert Putnam

Optionee:	_________________
__________________________________
__________________________________

8. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

9. Non-Competition; Non-Solicitation.

(a) During your employment by the Company, you will have access to and become acquainted with Confidential Information of the Company (“Confidential Information” includes, but is not limited to, sales materials, technical information, records, processes and compilations of information, specifications and information concerning customers or vendors, customer lists, and information regarding methods of doing business, but it shall not include information that is generally known to other persons or entities who can obtain economic value from its disclosure or use. You agree and acknowledge that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money, and that it provides the Company with an advantage over competitors who do not know or use such Confidential Information.). Accordingly, in consideration for having access to such Confidential Information (and in order to protect its value to the Company), and in consideration for your participation in the Plan, you agree that during the Term of Non-Competition (as defined below) or the Term of Non-Solicitation (as defined below), you will not directly or indirectly disclose or use for any reason whatsoever any Confidential Information obtained by reason of employment with the Company or any predecessor, except as required to conduct the business of the Company. The Term of Non-Competition (herein so called) and the Term of Non-Solicitation (herein so called) shall be for a term beginning on the date hereof and continuing until the one year anniversary of the date of termination.

(b) You acknowledge and agree that the nature of the Confidential Information to which you will have access during your employment by the Company would make it difficult, if not impossible, for you to perform in a similar capacity for a Competing Business (as defined below) without disclosing or utilizing the Confidential Information. You acknowledge and agree that the Company’s business is conducted throughout the country in a highly-competitive market. Accordingly, you agree that you will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever (i) during the term of Non-Competition, engage in the business of providing management and administrative services to any competitors or in any other business activity that the Company is conducting, or is intending to conduct, on your date of termination (a “Competing Business”), or (ii) during the Term of Non-Solicitation, (A) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company, or (B) solicit, divert or take away any customers or customer leads (as of your date of termination) of the Company.

(c) During the term of Non-Competition, you will not use your access to, knowledge of, or application of Confidential Information to perform any duty for any Competing Business; it being understood and agreed to that this Section 9(c) shall be in addition to and not be construed as a limitation upon the covenants in Section 9(b) hereof.

(d) You acknowledge that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company.

(e) If any court determines that any portion of this Section 9 is invalid or unenforceable, the remainder of this Section 9 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 9, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

(f) As used in this Section 9, “Company” shall include the Company and any of its affiliates.

10. Arbitration. The Company and you agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“claims”), whether or not arising out of this Option Agreement or your employment (or its termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against you or that you may have against the Company or its parents, Subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction for an alleged breach of Sections 8 and 9 of this Option Agreement. Claims covered by this agreement to arbitrate also include claims by you for breach of this Option Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, religion or any other factor) and retaliation. In the event of any such action by you against the Company, it is expressly agreed that the only damages to which you shall be entitled are lost compensation and benefits. The Company and you agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Delaware (excluding Delaware’s choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Option Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas upon the written request of any party to this Option Agreement. In the event that an arbitration is actually conducted pursuant to this Section 10, the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. YOU ACKNOWLEDGE THAT, BY SIGNING THIS OPTION AGREEMENT, YOU ARE WAIVING ANY RIGHT THAT YOU MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY YOU.

11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

12. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder.

13. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

14. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

15. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

16. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

17. Miscellaneous.

(a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your employment, or (ii) on your part to remain in the employ of the Company or any Subsidiary.

(c) This Option Agreement may be amended as provided in Section 10(c) of the Plan.

(d) You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares.

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Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

e.Digital Corporation

By:
Name: W.A. Blakeley Title: President

ACCEPTED:

__________________________________
Signature of Optionee

__________________________________
Name of Optionee (Please Print)

Date: _________________, ___________